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                                                                     Exhibit 5.1

                                  March 6, 2002


Advance Auto Parts, Inc.
5673 Airport Road, NW
Roanoke, Virginia  24012

         Re: Advance Auto Parts, Inc.; Registration Statement on Form S-1 (File No. 333-82292)
               ------------------------------------------------------------


         You have requested our opinion with respect to certain matters in connection with the filing by Advance Auto Parts, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the underwritten public offering of up to 10,350,000 shares of the Company's Common Stock, par value $.0001 per share, including 2,250,000 shares to be sold by the Company (the "Primary Shares"), 6,750,000 shares to be sold by certain selling stockholders (the "Secondary Shares") and 1,350,000 shares for which the underwriters have been granted an over-allotment option (the "Over-Allotment Shares," and, collectively with the Primary Shares and the Secondary Shares, the "Shares").

         In rendering this opinion, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. We are attorneys duly admitted to practice only in the State of California and are opining herein solely as to United States federal law and the General Corporation Law of the State of Delaware.

         Based on such review, we are of the opinion that the Shares have been duly authorized, and the Secondary Shares and, to the extent that the underwriters exercise their over-allotment option, the Over-Allotment Shares are, and the Primary Shares, when sold and issued in accordance with the terms of the Registration Statement and related prospectus (as amended and supplemented through the date of issuance) will be, validly issued, fully paid and nonassessable.

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Advance Auto Parts, Inc.
March 6, 2002
Page 2


         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,